EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

FOURTH Quarter AND FULL YEAR 2022 RESULTS

Returned over $120 million to Shareholders in 2022 including Repurchasing 1.5 Million Shares

Increased Dividend Payout in 2023 by 6%; Marks 10th Consecutive Year of Increased Payout

Substantially Completed Charter Subscriber Migration from a Competitor’s System

2023 Revenue Growth Anticipated to Accelerate; Mid-point of Guidance Implies 5.5% YoY Growth

DENVER--(February 1, 2023) — CSG (NASDAQ: CSGS) today reported results for the quarter and year ended December 31, 2022.

Financial Results:

Fourth quarter 2022 financial results:

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Total revenue was $289.9 million.
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GAAP operating income was $35.1 million, or an operating margin of 12.1%, and non-GAAP operating income was $45.2 million, or a non-GAAP adjusted operating margin of 16.8%.
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GAAP earnings per diluted share (EPS) was $0.66 and non-GAAP EPS was $0.84.
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Cash flows from operations were $54.0 million, with non-GAAP free cash flow of $48.6 million.

Full year 2022 financial results:

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Total revenue was $1.09 billion.
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GAAP operating income was $78.7 million, or an operating margin of 7.2%, and non-GAAP operating income was $168.8 million, or a non-GAAP adjusted operating margin of 16.6%.
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GAAP EPS was $1.41 and non-GAAP EPS was $3.61.
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Cash flows from operations were $63.6 million, with non-GAAP free cash flow of $26.6 million.

CSG Systems International, Inc.

February 1, 2023

Shareholder Returns:

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In November 2022, CSG declared its quarterly cash dividend of $0.265 per share of common stock, or a total of approximately $8 million, to shareholders, bringing total 2022 dividends to approximately $34 million.
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In January 2023, CSG’s Board of Directors approved a 6% increase in CSG’s cash dividend, with quarterly payments of $0.28 per share of common stock to be paid in March 2023.
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During the fourth quarter and full year 2022, CSG repurchased under its stock repurchase program, approximately 384,000 shares of its common stock for approximately $22 million and approximately 1,498,000 shares of its common stock for approximately $88 million, respectively.

“After hitting some headwinds in the first half of 2022, Team CSG delivered strong, healthy revenue growth in the second half, including 6.1% sequential quarter-over-quarter growth in Q4. Further, on the back of our timely Operating Margin Improvement Initiative, we reported non-GAAP adjusted operating margin of 16.6% for full-year 2022. Plus, we continue to return capital to shareholders in the form of buybacks and dividends, having delivered over $120 million in shareholder remuneration in 2022. On this front, we are also pleased to announce our 10th consecutive year of increasing dividend payout in 2023,” said Brian Shepherd, President and Chief Executive Officer of CSG. “Looking forward, we anticipate accelerating revenue growth in 2023 coupled with non-GAAP adjusted operating margins in the range of 16.5% to 17.0%.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
			Percent			Percent
	2022	2021	Changed	2022	2021	Changed
GAAP Results:
Revenue	$289,876	$275,025	5.4%	$1,089,752	$1,046,487	4.1%
Operating Income	35,072	27,880	25.8%	78,747	124,186	(36.6%)
Operating Margin Percentage	12.1%	10.1%		7.2%	11.9%
EPS	$0.66	$0.54	22.2%	$1.41	$2.26	(37.6%)
Non-GAAP Results:
Operating Income	$45,157	$40,152	12.5%	$168,830	$161,713	4.4%
Adjusted Operating Margin Percentage	16.8%	15.6%		16.6%	16.5%
EPS	$0.84	$0.83	1.2%	$3.61	$3.35	7.8%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

CSG Systems International, Inc.

February 1, 2023

Results of Operations

GAAP Results: Total revenue for the fourth quarter of 2022 was $289.9 million, a 5.4% increase when compared to revenue of $275.0 million for the fourth quarter of 2021. Total revenue for the full year 2022 was $1,089.8 million, a 4.1% increase when compared to revenue of $1,046.5 million for the full year 2021. The increases in revenue can be primarily attributed to the continued growth of CSG’s revenue management solutions, as the majority of the increases were attributed to organic growth for the full year, resulting mainly from increased payments volumes, conversions of customer accounts onto CSG solutions, and other ancillary services.

GAAP operating income for the fourth quarter of 2022 was $35.1 million, or 12.1% of total revenue, compared to $27.9 million, or 10.1% of total revenue, for the fourth quarter of 2021. GAAP operating income for the full year 2022 was $78.7 million, or 7.2% of total revenue, compared to $124.2 million, or 11.9% of total revenue, for the full year 2021. The decrease in full year operating income can be primarily attributed to the $41.4 million increase in restructuring and reorganization charges related mainly to an operating margin improvement initiative that began in the second quarter of 2022.

GAAP EPS for the fourth quarter of 2022 was $0.66, as compared to $0.54 for the fourth quarter of 2021. GAAP EPS for the full year 2022 was $1.41, compared to $2.26 for the full year 2021. The decrease in full year GAAP EPS is mainly due to the impact of the restructuring and reorganization charges, discussed above.

Non-GAAP Results: Non-GAAP operating income for the fourth quarter of 2022 was $45.2 million, or a non-GAAP adjusted operating margin of 16.8%, compared to $40.2 million, or a non-GAAP adjusted operating margin of 15.6% for the fourth quarter of 2021. Non-GAAP operating income for the full year 2022 was $168.8 million, or a non-GAAP adjusted operating margin of 16.6%, compared to $161.7 million, or a non-GAAP adjusted operating margin of 16.5% for the full year 2021. The increases in non-GAAP operating income and non-GAAP adjusted operating margin can be mainly attributed to the higher revenue along with the margin improvement initiatives, mentioned above.

Non-GAAP EPS for the fourth quarter of 2022 was $0.84 compared to $0.83 for the fourth quarter of 2021. Non-GAAP EPS for the full year 2022 was $3.61 compared to $3.35 for the full year 2021. The increase in full year non-GAAP EPS is mainly due to the higher operating income in 2022, discussed above, favorable foreign currency movements, and lower outstanding shares as a result of share repurchases.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of December 31, 2022 were $150.4 million compared to $147.3 million as of September 30, 2022 and $233.7 million as of December 31, 2021. CSG had net cash flows from operations for the fourth quarters ended December 31, 2022 and 2021 of $54.0 million and $51.9 million, respectively, and had non-GAAP free cash flow of $48.6 million and $47.9 million, respectively. For the year ended December 31, 2022 and 2021, CSG generated net cash flows from operations of $63.6 million and $140.2 million, respectively, and had non-GAAP free cash flow of $26.6 million and $113.7 million, respectively.

CSG Systems International, Inc.

February 1, 2023

Summary of Financial Guidance

CSG’s financial guidance for the full year 2023 is as follows:

GAAP Measures:
Revenue	$1,130 - $1,170 million
Non-GAAP Measures:
Adjusted Operating Margin Percentage	16.5% - 17.0%
EPS	$3.35 - $3.65
Adjusted EBITDA	$231 - $242 million
Free Cash Flow	$80 - $120 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, February 1, 2023 at 5:00 p.m. ET, to discuss CSG’s fourth quarter and full year results for 2022. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com. Additional information can be found in the Investor Relations section of the website.

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future, and tap into guidance along the way from our more than 5k-strong experienced global CSG services team.

Want to learn more about how to be a change maker and industry shaper like our 1,000-plus clients? Visit csgi.com to learn more.

CSG Systems International, Inc.

February 1, 2023

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

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CSG derives approximately forty percent of its revenue from its two largest customers;
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Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;
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CSG’s ability to maintain a reliable, secure computing environment;
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Continued market acceptance of CSG’s products and services;
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CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
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CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
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CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
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CSG’s ability to meet its financial expectations;
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Increasing competition in CSG’s market from companies of greater size and with broader presence;
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CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
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CSG’s ability to protect its intellectual property rights;
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CSG’s ability to conduct business in the international marketplace;
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CSG’s ability to comply with applicable U.S. and International laws and regulations; and
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CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by the COVID-19 pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

February 1, 2023

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$150,365	$205,635
Short-term investments	71	28,037
Total cash, cash equivalents and short-term investments	150,436	233,672
Settlement and merchant reserve assets	238,653	186,267
Trade accounts receivable:
Billed, net of allowance of $5,528 and $4,250	274,189	244,317
Unbilled	52,830	35,802
Income taxes receivable	1,270	6,414
Other current assets	48,577	41,727
Total current assets	765,955	748,199
Non-current assets:
Property and equipment, net of depreciation of $105,466 and $111,244	71,787	73,580
Operating lease right-of-use assets	49,687	86,034
Software, net of amortization of $150,337 and $152,283	22,774	29,757
Goodwill	304,036	321,330
Acquired customer contracts, net of amortization of $120,080 and $114,166	45,417	57,207
Customer contract costs, net of amortization of $30,601 and $32,410	54,735	46,618
Deferred income taxes	26,206	8,584
Other assets	7,956	15,840
Total non-current assets	582,598	638,950
Total assets	$1,348,553	$1,387,149
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$37,500	$237,500
Operating lease liabilities	21,012	23,270
Customer deposits	40,472	43,546
Trade accounts payable	47,720	35,397
Accrued employee compensation	68,321	91,115
Settlement and merchant reserve liabilities	237,810	185,276
Deferred revenue	46,033	53,748
Income taxes payable	5,455	398
Other current liabilities	22,886	24,852
Total current liabilities	527,209	695,102
Non-current liabilities:
Long-term debt, net of unamortized discounts of $2,656 and $3,406	375,469	137,219
Operating lease liabilities	53,207	70,068
Deferred revenue	21,991	19,599
Income taxes payable	3,410	4,058
Deferred income taxes	117	7,752
Other non-current liabilities	11,901	13,107
Total non-current liabilities	466,095	251,803
Total liabilities	993,304	946,905
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 31,269 and 32,495 shares outstanding	708	705
Additional paid-in capital	495,189	488,303
Treasury stock, at cost; 38,210 and 36,713 shares	(1,018,034)	(930,106)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	1	(6)
Cumulative foreign currency translation adjustments	(58,830)	(38,347)
Accumulated earnings	936,215	916,060
Total CSG stockholders' equity	355,249	436,609
Noncontrolling interest	-	3,635
Total stockholders' equity	355,249	440,244
Total liabilities and stockholders' equity	$1,348,553	$1,387,149

CSG Systems International, Inc.

February 1, 2023

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenue	$289,876	$275,025	$1,089,752	$1,046,487

Cost of revenue (exclusive of depreciation, shown separately below)	150,154	142,026	565,168	543,211
Other operating expenses:
Research and development	34,548	35,341	137,913	134,691
Selling, general and administrative	64,185	61,706	238,018	214,694
Depreciation	5,913	6,231	23,598	24,835
Restructuring and reorganization charges	4	1,841	46,308	4,870
Total operating expenses	254,804	247,145	1,011,005	922,301
Operating income	35,072	27,880	78,747	124,186
Other income (expense):
Interest expense	(6,146)	(3,708)	(16,432)	(14,569)
Amortization of original issue discount	-	(671)	-	(3,021)
Interest and investment income, net	340	79	877	365
Loss on derivative liability upon debt conversion	-	-	(7,456)	-
Other, net	(999)	515	5,045	(6,015)
Total other	(6,805)	(3,785)	(17,966)	(23,240)
Income before income taxes	28,267	24,095	60,781	100,946
Income tax provision	(8,118)	(6,846)	(16,721)	(28,615)
Net income	$20,149	$17,249	$44,060	$72,331

Weighted-average shares outstanding:
Basic	30,455	31,628	31,028	31,776
Diluted	30,732	31,939	31,298	32,010

Earnings per common share:
Basic	$0.66	$0.55	$1.42	$2.28
Diluted	0.66	0.54	1.41	2.26

CSG Systems International, Inc.

February 1, 2023

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net income	$44,060	$72,331
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	27,967	24,835
Amortization	48,984	47,966
Amortization of original issue discount	-	3,021
Asset impairment	31,761	1,270
Loss on short-term investments and other	18	(294)
Loss on derivative liability upon debt conversion	7,456	-
Loss on extinguishment of debt	-	132
Loss on acquisition of controlling interest	-	6,180
Unrealized foreign currency transactions gains, net	(103)	(424)
Deferred income taxes	(27,627)	2,388
Stock-based compensation	27,243	21,400
Subtotal	159,759	178,805
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(51,005)	(10,278)
Other current and non-current assets and liabilities	(12,833)	(1,527)
Income taxes payable/receivable	9,336	(10,174)
Trade accounts payable and accrued liabilities	(36,971)	(15,607)
Deferred revenue	(4,689)	(996)
Net cash provided by operating activities	63,597	140,223

Cash flows from investing activities:
Purchases of software, property and equipment	(36,991)	(26,562)
Purchases of short-term investments	-	(66,970)
Proceeds from sale/maturity of short-term investments	27,953	90,452
Acquisition of and investments in business, net of cash acquired	-	(63,626)
Net cash used in investing activities	(9,038)	(66,706)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,969	2,610
Payment of cash dividends	(33,475)	(32,587)
Repurchase of common stock	(96,720)	(42,253)
Deferred acquisition payments	(2,314)	-
Proceeds from long-term debt	290,000	150,000
Payments on long-term debt	(264,801)	(128,438)
Payments of deferred financing costs	-	(3,000)
Settlement and merchant reserve activity	52,656	20,277
Net cash used in financing activities	(51,685)	(33,391)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(5,758)	(2,954)

Net increase (decrease) in cash, cash equivalents and restricted cash	(2,884)	37,172

Cash, cash equivalents and restricted cash, beginning of period	391,902	354,730
Cash, cash equivalents and restricted cash, end of period	$389,018	$391,902

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$18,314	$12,882
Income taxes	34,671	36,690

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$150,365	$205,635
Settlement and merchant reserve assets	238,653	186,267
Total cash, cash equivalents and restricted cash	$389,018	$391,902

CSG Systems International, Inc.

February 1, 2023

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	December 31, 2022		September 30, 2022		December 31, 2021
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$58,006	20%	$57,974	21%	$57,332	21%
Comcast	55,383	19%	53,533	20%	54,861	20%

	Year Ended		Year Ended
	December 31, 2022		December 31, 2021
	Amount	% of Revenue	Amount	% of Revenue
Charter	$221,222	20%	$221,148	21%
Comcast	214,359	20%	215,944	21%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2022	2022	2021
Broadband/Cable/Satellite	53%	55%	55%
Telecommunications	20%	20%	20%
All other	27%	25%	25%
Total revenue	100%	100%	100%

	Year Ended	Year Ended
	December 31,	December 31,
	2022	2021
Broadband/Cable/Satellite	54%	57%
Telecommunications	20%	19%
All other	26%	24%
Total revenue	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2022	2022	2021
Americas	86%	86%	83%
Europe, Middle East and Africa	9%	10%	13%
Asia Pacific	5%	4%	4%
Total revenue	100%	100%	100%

	Year Ended	Year Ended
	December 31,	December 31,
	2022	2021
Americas	85%	85%
Europe, Middle East and Africa	11%	11%
Asia Pacific	4%	4%
Total revenue	100%	100%

CSG Systems International, Inc.

February 1, 2023

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

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Certain internal financial planning, reporting, and analysis;
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Forecasting and budgeting;
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Certain management compensation incentives; and
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Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

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A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
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Consistency and comparability with CSG’s historical financial results; and
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Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

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Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•
The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
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Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•
Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
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Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

February 1, 2023

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Amortization of original issue discount (“OID”)	—	—	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

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Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.
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Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

February 1, 2023

•
Acquisition-related expenses include amortization of acquired intangible assets and transaction-related costs, to include earn-out compensation. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.
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The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.
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Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
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Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

CSG Systems International, Inc.

February 1, 2023

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Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

CSG Systems International, Inc.

February 1, 2023

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’ non-GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Non-GAAP Operating Income
GAAP operating income	$35,072	$27,880	$78,747	$124,186
Restructuring and reorganization charges (1)	4	1,841	46,308	4,870
Executive transition costs	-	443	1,302	503
Acquisition-related expenses:
Amortization of acquired intangible assets	3,338	3,573	14,355	11,645
Transaction-related costs	(296)	313	173	(1,071)
Stock-based compensation (1)	7,039	6,102	27,945	21,580
Non-GAAP operating income	$45,157	$40,152	$168,830	$161,713

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$289,876	$275,025	$1,089,752	$1,046,487
Less: Transaction fees (2)	(20,751)	(17,377)	(75,679)	(66,722)
Revenue less transaction fees	$269,125	$257,648	$1,014,073	$979,765
Non-GAAP adjusted operating margin percentage	16.8%	15.6%	16.6%	16.5%
(1)
Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on the income statement.
(2)
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

February 1, 2023

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	December 31, 2022		December 31, 2021
	Amounts	EPS (5)	Amounts	EPS (5)
GAAP net income	$20,149	$0.66	$17,249	$0.54
GAAP income tax provision (4)	8,118		6,846
GAAP income before income taxes	28,267		24,095
Restructuring and reorganization charges (1)	4		1,841
Executive transition costs	-		443
Acquisition-related costs:
Amortization of acquired intangible assets	3,338		3,573
Transaction-related costs	(296)		313
Stock-based compensation (1)	7,039		6,102
Amortization of OID	-		671
Non-GAAP income before income taxes	38,352		37,038
Non-GAAP income tax provision (4)	(12,435)		(10,650)
Non-GAAP net income	$25,917	$0.84	$26,388	$0.83

	Year Ended		Year Ended
	December 31, 2022		December 31, 2021
	Amounts	EPS (5)	Amounts	EPS (5)
GAAP net income	$44,060	$1.41	$72,331	$2.26
GAAP income tax provision (4)	16,721		28,615
GAAP income before income taxes	60,781		100,946
Restructuring and reorganization charges (1)	46,308		4,870
Executive transition costs	1,302		503
Acquisition-related expenses:
Amortization of acquired intangible assets	14,355		11,645
Transaction-related costs	173		(1,071)
Stock-based compensation (1)	27,945		21,580
Loss on extinguishment of debt	7,456		-
Amortization of OID	-		3,021
Loss on acquisition of controlling interest (3)	-		6,180
Non-GAAP income before income taxes	158,320		147,674
Non-GAAP income tax provision (4)	(45,427)		(40,522)
Non-GAAP net income	$112,893	$3.61	$107,152	$3.35
(3)
During the third quarter of 2021, CSG acquired a controlling interest in a mobile money fintech payment company that it previously held only an equity interest in. Upon acquisition of the controlling interest, CSG recognized a non-cash loss in other income (expense) related to the fair value remeasurement of the pre-existing equity investment.
(4)
For the fourth quarter and year ended December 31, 2022, the GAAP effective income tax rates were approximately 29% and 28%, respectively, and the non-GAAP effective income tax rates were approximately 32% and 29%, respectively. For the fourth quarter and year ended December 31, 2021 the GAAP effective income tax rates were approximately 28% for both periods, and the non-GAAP effective income tax rates were approximately 29% and 27%, respectively.
(5)
The outstanding diluted shares for the fourth quarter and year ended December 31, 2022 were 30.7 million and 31.3 million, respectively, and for the fourth quarter and year ended December 31, 2021 were 31.9 million and 32.0 million, respectively.

CSG Systems International, Inc.

February 1, 2023

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP net income	$20,149	$17,249	$44,060	$72,331
GAAP income tax provision	8,118	6,846	16,721	28,615
Interest expense (6)	6,146	3,708	16,432	14,569
Amortization of OID	-	671	-	3,021
Loss on derivative liability upon debt conversion	-	-	7,456	-
Interest and investment income and other, net (8)	659	(594)	(5,922)	5,650
GAAP operating income	35,072	27,880	78,747	124,186
Restructuring and reorganization charges (1)	4	1,841	46,308	4,870
Executive transition costs	-	443	1,302	503
Acquisition-related expenses:
Amortization of acquired intangible assets (7)	3,338	3,573	14,355	11,645
Transaction-related costs	(296)	313	173	(1,071)
Stock-based compensation (1)	7,039	6,102	27,945	21,580
Amortization of other intangible assets (7)	3,399	3,383	14,140	13,316
Amortization of customer contract costs (7)	5,588	6,247	19,738	21,218
Depreciation (1)	5,913	6,231	23,598	24,835
Non-GAAP adjusted EBITDA	$60,057	$56,013	$226,306	$221,082
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	22.3%	21.7%	22.3%	22.6%
(6)
Interest expense includes amortization of deferred financing costs as provided in Note 7 below.
(7)
Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Amortization of acquired intangible assets	$3,338	$3,573	$14,355	$11,645
Amortization of other intangible assets	3,399	3,383	14,140	13,316
Amortization of customer contract costs	5,588	6,247	19,738	21,218
Amortization of deferred financing costs	189	449	751	1,787
Total amortization	$12,514	$13,652	$48,984	$47,966
(8)
Included in interest and investment income and other, net for the year ended December 31, 2021, is the $6.2 million loss on acquisition of controlling interest, discussed above.

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash flows from operating activities	$54,024	$51,914	$63,597	$140,223
Purchases of software, property and equipment	(5,427)	(4,031)	(36,991)	(26,562)
Non-GAAP free cash flow	$48,597	$47,883	$26,606	$113,661

CSG Systems International, Inc.

February 1, 2023

Non-GAAP Financial Measures – 2023 Financial Guidance

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of non-GAAP adjusted operating margin percentage, as included in CSG’s 2023 full year financial guidance, is as follows (in thousands, except percentages):

	2023 Guidance Range
	Low Range	High Range
Non- GAAP Operating Income
GAAP operating income	$126,500	$137,900
Acquisition-related expenses:
Amortization of acquired intangible assets	12,200	12,200
Stock-based compensation	34,800	34,800
Non-GAAP operating income	$173,500	$184,900

Non-GAAP Operating Margin Percentage
Revenue	$1,130,000	$1,170,000
Less: Transaction fees (2)	(78,000)	(82,000)
Revenue less transaction fees	$1,052,000	$1,088,000
Non-GAAP adjusted operating margin percentage	16.5%	17.0%

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2023 full year financial guidance is as follows (in thousands, except per share amounts):

	2023 Guidance Range
	Low Range		High Range
	Amounts	EPS (10)	Amounts	EPS (10)
GAAP net income	$70,800	$2.28	$79,000	$2.55
GAAP income tax provision (9)	28,200		31,400
GAAP income before income taxes	99,000		110,400
Acquisition-related expenses:
Amortization of acquired intangible assets	12,200		12,200
Stock-based compensation	34,800		34,800
Non-GAAP income before income taxes	146,000		157,400
Non-GAAP income tax provision (9)	(42,200)		(44,100)
Non-GAAP net income	$103,800	$3.35	$113,300	$3.65

(9)
For 2023, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 28.5%.
(10)
The weighted-average diluted shares outstanding are expected to be approximately 31 million.

CSG Systems International, Inc.

February 1, 2023

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2023 full year financial guidance (in thousands, except percentages):

	2023 Guidance Range
	Low Range	High Range
GAAP net income	$70,800	$79,000
GAAP income tax provision (9)	28,200	31,400
Interest expense	28,800	28,800
Interest and investment income and other, net	(1,300)	(1,300)
GAAP operating income	126,500	137,900
Acquisition-related expenses:
Amortization of acquired intangible assets	12,200	12,200
Stock-based compensation	34,800	34,800
Amortization of other intangible assets	9,600	9,600
Amortization of client contract costs	19,100	19,100
Depreciation	28,600	28,600
Non-GAAP adjusted EBITDA	$230,800	$242,200
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	21.9%	22.3%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2023 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$102,000	$148,000
Purchases of software, property and equipment	(22,000)	(28,000)
Non-GAAP free cash flow	$80,000	$120,000